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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant's telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

        On March 17, 2005, the Compensation Committee of the board of directors (the "Compensation Committee") of Samsonite Corporation (the "Company") took action with respect to several stock options that were adversely affected by provisions of the American Jobs Creation Act of 2004 ("AJCA"), signed into law October 22, 2004. Among other things, the AJCA added new Section 409A to the Internal Revenue Code which imposed a significant tax penalty on United States employees who become vested in stock options with exercise prices below fair market value on the date of grant ("Discounted Options"). Pursuant to the Company's FY 1999 Stock Option and Incentive Award Plan (the "1999 Plan"), the Company granted Discounted Options to Stonebridge Development Limited ("Stonebridge") on April 19, 2004 and to Richard H. Wiley ("Wiley") and Thomas Korbas ("Korbas") on October 15, 2004. IRS Notice 2005-1 provides transitional guidance on the application of Section 409A which, among other things, permits Discounted Options to be amended or replaced with new options having an exercise price at least equal to fair market value. To implement the changes permitted by Notice 2005-1, it was necessary for the Company to amend the 1999 Plan. Accordingly, the Company amended the 1999 Plan and took the other actions described below.

        1.     Amendment of 1999 Plan. On March 17, 2005, the Compensation Committee amended and restated the 1999 plan to (i) increase the maximum number of shares of Common Stock available for issuance thereunder from 75,000,000 to 95,000,000; (ii) provide that awards under the plan may no longer be issued to entities other than natural persons; and (iii) delete the Long-Term Incentive Compensation Program in favor of more general awards of restricted Common Stock or restricted units relating to Common Stock and the granting of "Other Stock-Based Awards," pursuant to which, among other things, the Deferred Compensation Awards described in this report will be issued. The 1999 Plan, as so amended and restated, is expected to be submitted to the stockholders of the Company for ratification at the Company's 2005 annual meeting of stockholders.

        2.     Stonebridge Development Limited.

          a.     Amendment of Stock Option Agreement. Stonebridge Development Limited is a British Virgin Islands corporation formed by a trust establish by Marcello Bottoli, Chief Executive Officer of the Company, for the benefit of himself and his family. The Stock Option Agreement with Stonebridge dated April 19, 2004 (the "Stonebridge Option Agreement") granted options in two tiers: Tier One—15,000,000 shares with an exercise price of $.35 per share ("Tier One Options"); and Tier Two—15,000,000 shares with an exercise price of $.70 per share ("Tier Two Options"). These exercise prices may have been below the per share fair market value of the Common Stock of the Company on the date of grant. On March 17, 2005, the Compensation Committee adopted and approved an amendment to the Stonebridge Option Agreement to adjust the exercise price of the Tier One and Tier Two stock options to an exercise price equal to or greater than the fair market value of the Company's common stock on March 17, 2005—$.665/share. The new exercise price for Tier One options will be $0.665 per share and for Tier Two Options will be $0.70 per share.

          b.     Deferred Compensation Award. To compensate the grantee for the loss of value represented by adjusting the exercise price of the options to an exercise price equal to or greater than fair market value, the Company granted to Stonebridge a deferred compensation award (the "Deferred Compensation Award") and will enter into a Deferred Compensation Award Agreement with Stonebridge in connection therewith. The Deferred Compensation Award will be an amount equal to the difference between the original aggregate exercise price of the Tier One Options and the aggregate exercise price of such options after the exercise price has been adjusted to $.665 per share. No Deferred Compensation Award will be granted with respect to the Tier Two Options as the new exercise price for such options is equal to the original exercise price.

            (i)    Adjustment. Under certain circumstances, the Award Amount is subject to downward adjustment. If on the date of vesting of any portion of the Deferred Compensation Award the per share fair market value of the Common Stock is less than $.665, the Award Amount shall be adjusted so as to be equal to the product of (A) the excess, if any, of the per share fair market value of the Common Stock on such vesting date over $0.35 (the exercise price of Tier One Options prior to amendment) multiplied by (B) 15,000,000. Any amount calculated in accordance with the preceding shall then be multiplied by the percentage of the Deferred Compensation Award vested as of such vesting date.

            (ii)   Vesting.

              A.    Subject to paragraph (B) below, the Deferred Compensation Award shall vest in full on the earlier to occur of (i) a "Change of Control" (as defined in the Stonebridge Option Agreement), (ii) March 2, 2014 and (iii) Mr. Bottoli's resignation from his position as chief executive officer of the Company pursuant to the first sentence of Section 8 of the Stonebridge Option Agreement, in each case, provided Mr. Bottoli is employed by the Company or one of its subsidiaries as of such event or date (each such date or event, a "Vesting Event").

              B.    In the event that prior to the occurrence of a Vesting Event Mr. Bottoli is no longer employed by the Company or any of its subsidiaries as a result of (i) Mr. Bottoli's death or permanent disability, (ii) Mr. Bottoli's termination without cause or (iii) Mr. Bottoli's resignation with good reason, all or a portion of the Deferred Compensation Award shall become vested as of the effective date of such a termination of employment, according to the following schedule:

Termination on or after March 3, 2005 and prior to March 3, 2006	20%
Termination on or after March 3, 2006 and prior to March 3, 2007	40%
Termination on or after March 3, 2007 and prior to March 3, 2008	60%
Termination on or after March 3, 2008 and prior to March 3, 2009	80%
Termination on or after March 3, 2009	100%

The Deferred Compensation Award may be paid in cash or in common stock or in a combination of both at the discretion of the Company. If paid in common stock, such common stock will be subject to the Chief Executive Officer Stockholders Agreement, effective March 2, 2004, between the Company and Stonebridge et. al., as amended.

          c.     Amendment to Chief Executive Officer Stockholders Agreement. Effective March 2, 2004, the Company entered into a Chief Executive Officer Stockholders Agreement with Stonebridge and certain other parties (the "CEO Stockholders Agreement"). The CEO Stockholders Agreement states the terms under which Mr. Bottoli and his affiliates may hold, transfer or sell voting stock of the Company. On March 17, 2005, the Compensation Committee adopted and approved an amendment to the Chief Executive Officer Stockholders Agreement to provide that any shares of Common Stock acquired by Stonebridge pursuant to the Deferred Compensation Award will be subject to the terms of the CEO Stockholders Agreement as "New Common Stock".

        3.     Richard H. Wiley and Thomas Korbas.

          a.     Cancellation of Discounted Options and Grant of Fair Market Value Options. On March 17, 2005, the Compensation Committee canceled the following stock options originally granted to

  Wiley and Korbas on October 15, 2004 under the 1999 Plan and the related Executive Stock Option Agreements, dated February 14, 2005 (the "Cancelled Options"):

Option Holder	Option Shares	Exercise Price	Expiration Date
Wiley	6,000,000	$.525	10/15/2014
Korbas	3,000,000	$.525	10/15/2014

To replace the Cancelled Options, on March 17, 2005 the Compensation Committee granted to Wiley and Korbas non-qualified stock options with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant as follows:

Option Holder	Option Shares	Exercise Price	Expiration Date
Wiley	6,000,000	$.665	3/17/2015
Korbas	3,000,000	$.665	3/17/2015

Each option grant is divided equally into Tier One options and Tier Two options, with each tier vesting subject to continued employment, as follows: Tier One—20% are exercisable on the grant date, with an additional 20% vesting on each anniversary of the grant date thereafter until all Tier One options are vested. Tier Two—25% become exercisable on the second anniversary of the grant date, with an additional 25% vesting on each anniversary of the grant date thereafter until all Tier Two options are vested.

          b.     Deferred Compensation Award. To compensate the optionees for the loss of value represented by the cancellation of the Cancelled Options granted at a lower exercise price and the granting of new stock options at a higher exercise price, the Company granted to each of Wiley and Korbas a deferred compensation award (the "Deferred Compensation Award") and in connection therewith will enter into Deferred Compensation Award Agreements with each of them. Each Deferred Compensation Award will be in an amount equal to the difference between the original aggregate exercise price of the Cancelled Options and the aggregate exercise price of the newly granted stock options with the higher exercise price (such difference is referred to as the "Award Amount").

            (i)    Adjustment. The Award Amount is subject to downward adjustment if the market price of the Common Stock on the vesting date of the Deferred Compensation Award is less than $.665, the fair market value of the Common Stock on March 17, 2005, as follows: If, on the date of vesting of any portion of the Deferred Compensation Award, the per share fair market value of the Common Stock is less than $.665, the Award Amount shall be adjusted so as to be equal to the product of (i) the excess, if any, of the per share fair market value of the Common Stock on such vesting date over $0.525, multiplied by (ii) the number of shares of Stock subject to the option as of the vesting date, which amount shall then be multiplied by the percentage of the Deferred Compensation Award vested as of such vesting date.

            (ii)   Vesting.

              A.    Subject to paragraph (B) below, the Deferred Compensation Award shall vest in full on the earlier to occur of (i) a "Change of Control" (as defined in the Executive Stock Option Agreement) and (ii) September 25, 2013, in each case, provided the grantee is employed by the Company or one of its subsidiaries as of such event or date (each such date or event, a "Vesting Event").

              B.    In the event that, prior to the occurrence of a Vesting Event, a grantee is no longer employed by the Company or any of its subsidiaries as a result of (i) grantee's death or permanent disability; or (ii) grantee's termination without cause, all or a portion of the Deferred Compensation Award shall become vested as of the effective date of such a termination of employment, according to the following schedule:

  Tier One Award

Termination prior to March 17, 2006	20%
Termination on or after March 17, 2006 and prior to March 17, 2007	40%
Termination on or after March 17, 2007 and prior to March 17, 2008	60%
Termination on or after March 17, 2008 and prior to March 17, 2009	80%
Termination on or after March 17, 2009	100%

  Tier Two Award

Termination prior to March 17, 2007	0%
Termination on or after March 17, 2007 but prior to March 17, 2008	25%
Termination on or after March 17, 2008 but prior to March 17, 2009	50%
Termination on or after March 17, 2009 but prior to March 17, 2010	75%
Termination on or after March 17, 2010	100%

The Deferred Compensation Award may be paid in cash or in common stock or in a combination of both at the discretion of the Company. If paid in common stock, such common stock will be subject to the Executive Stockholders Agreement, effective September 25, 2003, between the Company, Wiley and Korbas et. al., as amended.

          c.     Amendment to Executive Officer Stockholders Agreement. Effective September 25, 2003, the Company entered into an Executive Officer Stockholders Agreement with Wiley, Korbas and certain other parties (the "Executive Stockholders Agreement"). The Executive Stockholders Agreement states the terms under which officers who are parties thereto may hold, transfer or sell voting stock of the Company. On March 17, 2005, the Compensation Committee adopted and approved an amendment to the Executive Officer Stockholders Agreement to provide that any shares of Common Stock acquired by the officers who are parties thereto pursuant to the Deferred Compensation Award will be subject to the terms of the Executive Stockholders Agreement as "Executive Securities".

        4.     Marc Matton and Giuseppe Fremder.

          a.     Cancellation of October 2004 Options and Grant of March 2005 Options. On March 17, 2005, the Compensation Committee canceled the following stock options originally granted to Marc Matton and Giuseppe Fremder on October 15, 2004 (the "October 2004 Options") under the 1999 Plan and the related Executive Stock Option Agreements, dated February 14, 2005 (the "Cancelled Options"):

Option Holder	Option Shares	Exercise Price	Expiration Date
Matton	3,000,000	$.525	10/15/2014
Fremder	3,000,000	$.525	10/15/2014

To replace the Cancelled Options, on March 17, 2005 the Compensation Committee of the board of directors of the Company granted to Matton and Fremder non-qualified stock options with an exercise price equal to the exercise price of their October 2004 Options:

Option Holder	Option Shares	Exercise Price	Expiration Date
Matton	3,000,000	$.525	3/17/2015
Fremder	3,000,000	$.525	3/17/2015

Each option grant is divided equally into Tier One options and Tier Two options, with each tier vesting subject to continued employment, as follows: Tier One—20% are exercisable on the grant date, with an additional 20% vesting on each anniversary of the grant date thereafter until all Tier One options are vested. Tier Two—25% become exercisable on the second anniversary of the grant date, with an additional 25% vesting on each anniversary of the grant date thereafter until all Tier Two options are vested.

Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation
By:	/s/ RICHARD H. WILEY
Name:	Richard H. Wiley
Title:	Chief Financial Officer, Treasurer and Secretary

Date: March 23, 2005

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  ITEM 1.01 Entry into a Material Definitive Agreement
Signatures